CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President and Richard F. Sennett, Principal Financial Officer, of Legg Mason Global Asset Management Trust—Legg Mason BW Absolute Return Opportunities Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2012 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Principal Financial Officer
Legg Mason Global Asset Management Trust -	Legg Mason Global Asset Management Trust –
Legg Mason BW Absolute Return Opportunities Fund	Legg Mason BW Absolute Return Opportunities Fund

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: June 22, 2012	Date: June 22, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.